Exhibit 1.1

(TRANSLATION)

Approved on March 23, 1985

Amendment approved on

June 26, 1986

June 29, 1988

June 27, 1991

June 29, 1994

June 29, 1995

June 29, 1999

June 29, 2000

June 27, 2002

June 27, 2003

June 29, 2004

June 28, 2006

June 25, 2008

June 24, 2009

ARTICLES OF INCORPORATION

OF

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

CHAPTER I.

GENERAL PROVISIONS

Article 1. (Corporate Name)

1. The company shall be incorporated pursuant to the Nippon Denshin Denwa Kabushiki Kaisha Law and the name of the company shall be Nippon Denshin Denwa Kabushiki Kaisha.

2. The name of the company in English translation shall be Nippon Telegraph and Telephone Corporation.

Article 2. (Purpose)

1. The purpose of the company shall be to hold all the shares which both Nippon Telegraph and Telephone East Corporation and Nippon Telegraph and Telephone West Corporation (hereinafter referred to as the “Regional Companies”) respectively issue and to ensure proper and stable provision of telecommunications services by the Regional Companies as well as to conduct research relating to the telecommunications technologies that will form the foundation for telecommunications.

2. The company shall engage in the following business activities:

(1) subscribing for and holding the shares which the Regional Companies issue as well as exercising the rights as the holder of the shares;

(2) providing advice, mediation and other assistance to the Regional Companies;

(3) conducting research relating to the telecommunications technology that will form the foundation for telecommunications; and

(4) such business activities as are incidental to the business activities of the preceding three items.

3. The company may, besides the business activities referred to in the preceding paragraph, engage in business activities necessary to achieve the purpose of the company.

Article 3. (Location of Head Office)

The head office of the company shall be located in Chiyoda-ku, Tokyo.

Article 4. (Public Notices)

Public notices of the company shall be given electronically; provided, however, that if public notice cannot be given electronically due to an accident or other unavoidable event, public notice will be given by publication in the “Nippon Keizai Shimbun.”

Article 5. (Organs)

The company shall, besides the general meeting of shareholders and the directors, have the following organs:

(1) board of directors;

(2) corporate auditors;

(3) board of corporate auditors; and

(4) accounting auditor.

CHAPTER II.

SHARES

Article 6. (Total Number of Authorized Shares)

The total number of shares authorized to be issued by the company shall be 6,192,920,900 shares.

Article 7. (Acquisition of Company's Own Shares)

Pursuant to Article 165, Paragraph 2 of the Corporation Law, the company may acquire its own shares through market transactions, etc. by a resolution of the board of directors.

Article 8. (Number of Shares Constituting One Unit)

The number of shares of the company constituting one unit shall be 100 shares.

Article 9. (Rights with Respect to Shares Representing Less than One Unit)

Shareholders of the company may not exercise rights with respect to shares representing less than one unit other than the following rights:

(1) Rights set forth in Article 189, Paragraph 2 of the Corporation Law;

(2) Right of request pursuant to the stipulations of Article 166, Paragraph 1 of the Corporation Law;

(3) Right to receive allocation of offered shares and offered stock acquisition rights in accordance with the number of shares owned by the shareholder; and

(4) Right of request as set forth in the following article.

Article 10. (Request for Sale of Shares Representing Less than One Unit)

A shareholder may request the company to sell shares in a number which, when combined with the shares representing less than one unit already held by such shareholder, constitute a full unit of shares, pursuant to the Share Handling Regulations.

Article 11. (Share Handling Regulations)

Administrative work related to the company’s shares and stock acquisition rights, and the fees therefor, as well as matters relating to the exercise of rights by shareholders, shall, other than as prescribed by laws or regulations or by these Articles of Incorporation, be in accordance with the Share Handling Regulations determined by the board of directors.

Article 12. (Notification of Address, etc.)

1. A shareholder and registered pledgee of shares, or its legal representative or its representative shall provide the company with its name and address. In the event that any change has occurred, the same procedure shall be taken.

2. A shareholder and registered pledgee of shares, or its legal representative or its representative, having its residence in a foreign country shall designate a temporary residence or attorney in Japan and so notify the company. In the event that any change has occurred, the same procedure shall be taken.

3. The provision in the first paragraph shall apply to the attorney referred to in the preceding paragraph.

4. When a person fails to make any notification referred to in the first through third paragraphs, the company shall not be responsible for any damage arising from such failure.

Article 13. (Transfer Agent)

1. The company shall appoint a transfer agent, and shall entrust to such agent matters as the preparation and maintenance of the register of shareholders, the register of holders of stock acquisition rights and other matters relating thereto.

2. The transfer agent, its location and the scope of its authority shall be determined by a resolution of the board of directors and public notice shall be given with respect thereto.

CHAPTER III.

GENERAL MEETINGS OF SHAREHOLDERS

Article 14. (Convocation)

1. The president shall convene an ordinary general meeting of shareholders in June of each year and an extraordinary general meeting of shareholders whenever necessary, in accordance with a resolution of the board of directors.

2. When the president is unable to act, one of the other directors shall convene the meeting in accordance with the order predetermined by a resolution of the board of directors.

Article 15. (Record Date of Ordinary General Meetings of Shareholders)

The company shall deem the shareholders entered or recorded in the register of shareholders as of March 31 of each year to be those shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders to be held in respect of the relevant business year.

Article 16. (Disclosure over the Internet and Deemed Delivery of Reference Documents concerning the Exercise of Voting Rights, etc.)

When convening a general meeting of shareholders, the company shall, when disclosing information related to matters which must be described or otherwise expressed in reference documents concerning the exercise of voting rights, business reports, financial statements and consolidated financial statements, by use of internet methods in accordance with the regulations of Ministry of Justice, be entitled to deem the same to have been delivered to shareholders.

Article 17. (Chairman of Meetings)

1. The president shall act as chairman at general meetings of shareholders.

2. When the president is unable to act, one of the other directors shall act as chairman in accordance with the order predetermined by a resolution of the board of directors.

Article 18. (Method of Making Resolutions)

1. Unless otherwise provided by laws or regulations or by these Articles of Incorporation, all resolutions of general meetings of shareholders shall be adopted by a majority vote of shareholders entitled to exercise their voting rights present at the meeting.

2. Special resolution of general meetings of shareholders as stipulated in Article 309, Paragraph 2 of the Corporation Law shall be adopted by a two-thirds (2/3) majority vote of shareholders present at the meeting which shareholders entitled to exercise their voting rights present hold shares representing in the aggregate one-third (1/3) or more of the total number of voting rights of shareholders.

Article 19. (Voting by Proxy)

1. A shareholder or its legal representative may delegate the exercise of its vote to another shareholder entitled to exercise its vote; also, the Japanese government, a local municipality or a corporation which is a shareholder may delegate the exercise of its vote to the staff or employees of the government or such municipality or corporation.

2. When a shareholder or its legal representative intends to delegate the exercise of his vote to others, he shall submit each time a proxy to the company before the general meeting of shareholders.

CHAPTER IV.

DIRECTORS AND BOARD OF DIRECTORS, ETC.

Article 20. (Number of Directors)

There shall be no more than fifteen (15) directors of the company.

Article 21. (Election of Directors)

1. Directors shall be elected at a general meeting of shareholders by a majority vote of shareholders present at a meeting at which the shareholders entitled to exercise their voting rights present hold shares representing in the aggregate one-third (1/3) or more of the total number of voting rights of shareholders.

2. Cumulative voting shall not be used for the election of directors.

Article 22. (Term of Office of Directors)

1. The term of office of directors shall expire at the conclusion of the ordinary general meeting of shareholders relating to the last business year ending within two (2) years from their assumption of office.

2. The term of office of any director elected to fill a vacancy or elected because of an increase in number shall be the same as the remainder of the term of office of the other directors.

Article 23. (Election of Representative Directors and Directors with Specific Powers)

1. The board of directors shall elect from among its members one (1) president.

2. The company may have one (1) chairman of the board of directors and one (1) or more senior executive vice presidents and executive vice presidents (jomu).

3. The provision in the first paragraph shall apply to the election of the chairman of the board of directors, senior executive vice presidents and executive vice presidents referred to in the preceding paragraph.

4. The president shall represent the company.

5. The board of directors may elect one (1) or more directors from among its members to be representative directors of the company, in addition to the president.

6. The president shall preside over the business affairs of the company in accordance with the resolutions of the board of directors.

7. When the president is unable to act, one of the other directors shall act on his behalf in accordance with the order predetermined by a resolution of the board of directors.

Article 24. (Meetings of the Board of Directors)

1. A meeting of the board of directors shall be convened by the president and he shall act as chairman.

2. Notwithstanding the preceding paragraph, when the chairman of the board of directors is appointed, he shall convene the meeting and act as chairman. However, this provision shall not be applicable when the chairman of the board of directors is unable to act.

3. When the president is unable to act, one of the other directors shall act as chairman in accordance with the order predetermined by a resolution of the board of directors.

4. Notice of a meeting of the board of directors shall be dispatched to each director and corporate auditor no later than three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of urgency.

5. Resolutions at a meeting of the board of directors shall be adopted by a majority vote of directors entitled to vote who are present and constitute a majority of all directors entitled to vote.

6. Notwithstanding the foregoing paragraph to the contrary, if the requirements of Article 370 of the Corporation Law are fulfilled, resolutions of the board of directors shall be deemed to have occurred.

7. Unless otherwise provided by laws or regulations or by these Articles of Incorporation, any other matters with respect to the board of directors shall be governed by the Regulations of the Board of Directors established by the board of directors.

Article 25. (Counsellors and Advisors)

1. The company may have one (1) or more counsellors (soudan yaku) and advisors (komon) by resolution of the board of directors.

2. The counsellors shall provide advice and suggestions with respect to the entire business of the company and the advisors shall provide advice and suggestions with respect to a specific matter, as requested by the president.

Article 26. (Exemption of Directors from Liabilities)

1. The company may, pursuant to the provisions of Article 426, Paragraph 1 of the Corporation Law, exempt directors (including former directors) from their liabilities as provided in Article 423, Paragraph 1 of the Corporation Law to the extent permitted by laws or regulations pursuant to a resolution of the board of directors.

2. The company may, pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Law, enter into agreements with outside directors limiting their liabilities as provided in Article 423, Paragraph 1 of the Corporation Law; provided, however, that said limits on liability based on agreements shall be limited to the extent permitted by laws or regulations.

CHAPTER V.

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 27. (Number of Corporate Auditors)

There shall be no more than five (5) corporate auditors of the company.

Article 28. (Election of Corporate Auditors)

Corporate auditors shall be elected at a general meeting of shareholders by a majority vote of shareholders present at a meeting at which shareholders entitled to exercise their voting rights present hold shares representing in the aggregate one-third (1/3) or more of voting rights of all the shareholders.

Article 29. (Term of Office of Corporate Auditors)

1. The term of office of corporate auditors shall expire at the conclusion of the ordinary general meeting of shareholders held relating to the last business year ending within four (4) years from their assumption of office.

2. The term of office of any corporate auditor elected to fill a vacancy shall be the same as the remainder of the term of office of his predecessor.

Article 30. (Full-time Corporate Auditors)

The board of corporate auditors shall, by its resolution, elect one (1) or more full-time corporate auditors.

Article 31. (Meetings of Board of Corporate Auditors)

1. Notice of a meeting of the board of corporate auditors shall be dispatched to each corporate auditor no later than three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of urgency.

2. Unless otherwise provided by laws or regulations, resolutions at a meeting of the board of corporate auditors shall be adopted by a majority vote of the corporate auditors.

3. Unless otherwise provided by laws or regulations or by these Articles of Incorporation, any other matters with respect to the board of corporate auditors shall be governed by the Regulations of the Board of Corporate Auditors established by the board of corporate auditors.

Article 32. (Exemption of Corporate Auditors from Liabilities)

1. The company may, pursuant to the provisions of Article 426, Paragraph 1 of the Corporation Law, exempt corporate auditors (including former corporate auditors) from their liabilities as provided in Article 423, Paragraph 1 of the Corporation Law to the extent permitted by laws or regulations pursuant to a resolution of the board of directors.

2. The company may, pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Law, enter into agreements with outside auditors limiting their liabilities as provided in Article 423, Paragraph 1 of the Corporation Law; provided, however, that said limits on liability based on agreements shall be limited to the extent permitted by laws or regulations.

CHAPTER VI.

ACCOUNTS

Article 33. (Business Year)

The business year of the company shall commence on the 1st day of April of each year and end on the 31st day of March of the following year.

Article 34. (Distributions of Surplus, etc.)

1. The company shall be entitled to make distributions of surplus to the shareholders or registered pledgees of shares entered or recorded on the register of shareholders as of the last day of each business year.

2. The company shall be exempted from the obligation to make distributions of surplus referred to in the preceding paragraph after three (3) years have elapsed from the date on which the shareholders or registered pledgees of shares were in default of receipt of distributions.

3. In distributions of surplus, the surplus shall bear no interest even during the period referred to in the preceding paragraph.

Article 35. (Interim Dividends)

1. The company shall, by resolution of the board of directors, be entitled to make distributions of surplus in accordance with Article 454, Paragraph 5 of the Corporation Law (hereinafter referred to as “interim dividends”) to the shareholders or registered pledgees of shares entered or recorded on the register of shareholders as of the 30th day of September of each year.

2. The provisions in the second and third paragraphs of the preceding Article shall apply to interim dividends.

SUPPLEMENTARY PROVISIONS

1. The company shall be exempted from the obligation to make distributions of surplus and of interim dividends after three (3) years have elapsed from the date on which the persons who were holders of fractional shares were in default of receipt of distributions.

2. The preceding provision and this provision shall be effective until January 30, 2012 and shall be deleted on January 31, 2012.